UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): November 25, 2003



                            HARVEY ELECTRONICS, INC.
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             (Exact name of registrant as specified in its charter)


         NEW YORK                      1-4626              13-1534671
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(State or other jurisdiction  (Commission File Number)   (IRS Employer
     of incorporation)                               Identification Number)



                  205 Chubb Avenue, Lyndhurst, New Jersey 07071
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               (Address of principal executive office) (Zip Code)


Registrant's telephone number, including area code:  (201) 842-0078



                                       N/A
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         (Former name or former address, if changed since last report)



Item 5.  Other Events.
         ------------

     On November 21, 2003, Harvey Electronics, Inc. (the "Company") entered into a $7.5 million credit facility with Whitehall Retail Finance ("Whitehall"), a division of Whitehall Business Credit Corporation, a subsidiary of Connecticut based Webster Bank. Under the credit facility, the Company can borrow up to $7.5 million based upon lending formulas calculated on eligible credit card receivables and inventory. The Company's maximum borrowing availability is equal to 85% of eligible credit card receivables and 90% of eligible inventory, less existing borrowings and certain reserves established by Whitehall.

     The interest rate on all borrowings under the credit facility is 0.25% over Webster Bank's prime rate or LIBOR plus 2.75%, at the Company's option. The Company agreed to pay Whitehall a $25,000 closing premium, payable in two equal cash payments on November 21, 2003 and November 24, 2003. Under the credit facility, the Company will also pay Whitehall a $1,000 per month collateral evaluation premium and an unused line premium based on a formula in the credit facility. Simultaneously with the closing of the Whitehall credit facility, the Company paid off its prior lender, Wells Fargo, in the amount of $2,503,889.31, and Wells Fargo's senior security interest in the Company's assets was terminated.

     In connection with the Whitehall credit facility, the Company granted Whitehall a senior security interest in all of the Company's assets. The credit facility provides Whitehall with rights of acceleration upon the occurrence of certain customary events of default. The Company is restricted from paying dividends on its common stock, retiring or repurchasing its common stock and entering into additional indebtedness, as set forth in the agreement with Whitehall. The credit facility also contains certain financial covenants, with which the Company was in compliance as of the date of this report.

     The Whitehall credit facility will be classified as long-term debt rather than short-term debt on the Company's balance sheet, which the Company believes will enhance its working capital ratio. The Company plans to use the Whitehall credit facility for working capital purposes and limited strategic retail store expansion.

Item 7.  Financial Statements, Pro Forma, Financial Information and Exhibits.
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         (C)       Exhibits

         10.18    Loan and Security  Agreement by and between  Harvey  Electronics,  Inc. and Whitehall  Retail  Finance,  a
                  division of Whitehall Business Credit Corporation, dated November 21, 2003.

         10.19    Trademark  Security  Agreement by and between Harvey  Electronics,  Inc. and Whitehall  Retail Finance,  a
                  division of Whitehall Business Credit Corporation, dated November 21, 2003.

         10.20    Repurchase  Agreement by and among Bang & Olufsen America,  Inc.,  Whitehall Retail Finance, a division of
                  Whitehall  Business  Credit  Corporation  and Harvey  Electronics,  Inc.,  dated  November 21, 2003.

         99.1     Press Release of Harvey Electronics, Inc., dated November 24, 2003.


Item 12.  Results of Operations and Financial Condition.
          ----------------------------------------------


     On November 24, 2003 Harvey Electronics, Inc. issued a sales release announcing its sales results for the fourth quarter and year ended November 1, 2003. A copy of the sales release is attached as Exhibit 99.1.



SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                            HARVEY ELECTRONICS, INC.


                        By:/s/ Joseph J. Calabrese
                           -----------------------
                           Joseph J. Calabrese, Executive Vice President Chief Financial Officer, Treasurer and Secretary


Date:  November 25, 2003